                                                                      EXHIBIT 11

                          APPALACHIAN BANCSHARES, INC.

                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

The following tabulation presents the calculation of basic and diluted earnings per common share for the three-month and nine-month periods ended September 30, 2001 and 2000.

                                                                 Three Months Ended                 Nine Months Ended
                                                                     September 30                     September 30
                                                            -----------------------------     -----------------------------
                                                                2001              2000            2001             2000
                                                            ------------     ------------     ------------     ------------
BASIC EARNINGS PER SHARE:
   Net Income .........................................     $    544,336     $    583,599     $  1,907,618     $  1,277,456
                                                            ============     ============     ============     ============

   Earnings on common shares ..........................          544,336          583,599        1,907,618        1,277,456
                                                            ============     ============     ============     ============

   Weighted average common shares
     outstanding - basic ..............................        2,858,628        2,831,071        2,857,775        2,721,195
                                                            ============     ============     ============     ============

   Basic earnings per common share ....................     $       0.19     $       0.21     $       0.67     $       0.47
                                                            ============     ============     ============     ============

DILUTED EARNINGS PER SHARE:
   Net Income .........................................     $    544,336     $    583,599     $  1,907,618     $  1,277,456
                                                            ============     ============     ============     ============

   Weighted average common shares
     outstanding - diluted ............................        3,096,607        3,082,015        3,098,359        2,924,217
                                                            ============     ============     ============     ============

   Diluted earnings per common share ..................     $       0.18     $       0.19     $       0.62     $       0.44
                                                            ============     ============     ============     ============


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